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                   Ark Restaurants Announces Financial Results
            For The Third Quarter and Nine Months Ended June 28, 2003

                                  Press Release

NEW YORK, New York - August 4, 2003 - Ark Restaurants Corp. (NASDAQ:ARKR) reported financial results for the third quarter and nine-month periods ended June 28, 2003.

For the three months ended June 28, 2003 total revenues were $31.9 million versus $33.3 million in the comparable quarter last year. Net income for the third quarter was $1.6 million, or $0.50 per diluted share, compared to $1.8 million, or $0.57 per diluted share in the year ago quarter. EBITDA for the quarter was $3.5 million versus $4.5 million last year.

Total revenues for the nine-month period ended June 28, 2003 were $84.7 million versus $85.5 million in the nine-month period ended June 29, 2002. Net income for the nine-month period ended June 28, 2003 was $1.5 million versus $2.6 million in last year's comparable period. Fully diluted earnings per share were $0.48 for the just ended nine-month period compared to $0.82 last year. EBITDA for the nine-month period ended June 28, 2003 was $5.9 million compared to $9.2 million for the nine-month period ended June 29, 2002.

As of June 28, 2003 borrowings on the Company's credit facility had been reduced to $11,200,000 versus $17,890,000 as of June 29, 2002.

Las Vegas continued to perform strongly, and same store-sales increased 5% during the third quarter of 2003 compared to the third quarter of 2002. Revenues in Las Vegas increased to 47.3% of company wide revenues for the third quarter of 2003 compared to 44.7% during the third quarter of 2002. For the 39-week period ended June 28, 2003, revenues in Las Vegas increased to 51.7% of Company wide revenues compared to 49.9% during last year's nine-month period.

Record rainfall during the third quarter of the year permitted limited use of the Company's significant number of outdoor cafe seats in New York and Washington D.C. In these two markets an additional 1,500 outdoor seats are added to several restaurants with a combined indoor seating capacity of 1,400. On a combined basis, same-store sales at restaurants with outdoor seating in New York and Washington D.C. decreased 16.5% during the third quarter of this year compared to last year. Same-store sales in restaurants without outdoor seating, in these two markets, decreased by only 1.8% in the same comparable quarter.

Ark Restaurants owns and operates 25 restaurants, 12 fast food concepts, catering operations and wholesale and retail bakeries. Twelve restaurants are located in New York City; 8 in Las Vegas, Nevada; 4 in Washington, DC; and one in Islamorada, Florida. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the Resort's room service, banquet facilities, employee dining room and eight food court concepts. Four restaurants and bars are within the Venetian Casino Resort as well as four food court concepts. One restaurant is within the Forum Shops at Caesar's Shopping Center and one restaurant is in the Neonopolis Center at Freemont Street in downtown Las Vegas.

Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission.





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Ark Restaurants Corp.
Consolidated Income Statement
For the 13 weeks ended June 28, 2003 and June 29, 2002
and the 39 weeks ended June 28, 2003 and June 29, 2002
(unaudited: in thousands except for per share amounts)

                                                      39 weeks to     39 weeks to     13 weeks to     13 weeks to
                                                       28-Jun-03       29-Jun-02       28-Jun-03       29-Jun-02
                                                       ---------       ---------       ---------       ---------
REVENUES:
Food & beverage sales                                     83,589          85,190          31,642          33,261
Other income                                               1,103             355             229              70
                                                       ---------       ---------       ---------       ---------
              Total Revenues                              84,692          85,545          31,871          33,331

COST & EXPENSES:
Food & beverage cost of sales                             21,112          21,463           8,035           8,378
Payroll expenses                                          28,408          27,861          10,070          10,232
Occupancy expenses                                        13,442          12,852           4,742           4,674
Other operating costs and expenses                        11,121           9,880           4,142           3,948
General & administrative expenses                          4,528           4,517           1,594           1,586
Depreciation and amortization expenses                     3,294           3,911           1,089           1,220
Asset impairment                                             667               0               0               0

              Total costs and expenses                    82,572          80,484          29,672          30,038

Operating Income                                           2,120           5,061           2,199           3,293

OTHER (INCOME) EXPENSE:
Interest expense                                             645             981             217             300
Interest income                                             (125)           (102)            (33)            (36)
Other income                                                (475)           (193)           (197)            (35)
                                                       ---------       ---------       ---------       ---------

Total other (income) expense                                  45             686             (13)            229
                                                       ---------       ---------       ---------       ---------

Income before income taxes                                 2,075           4,375           2,212           3,064

Provision for income taxes                                   541           1,755             593           1,229
                                                       ---------       ---------       ---------       ---------

NET INCOME                                                 1,534           2,620           1,619           1,835
                                                       =========       =========       =========       =========

EBITDA Reconciliations
Pre Tax Earnings                                           2,075           4,375           2,212           3,064
Depreciation                                               3,294           3,911           1,089           1,220
Interest                                                     520             879             184             264
                                                       ---------       ---------       ---------       ---------

EBITDA (a)                                                 5,889           9,165           3,485           4,548
                                                       =========       =========       =========       =========

INCOME per share:
Income basic                                               $0.48           $0.82           $0.51           $0.58
Income diluted                                             $0.48           $0.82           $0.50           $0.57
Basic Shares                                           3,181,299       3,181,299       3,181,299       3,181,299
Diluted Shares                                         3,197,040       3,199,089       3,206,755       3,216,010


         (a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled Measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.